PROMISSORY NOTE
                         ---------------
$71,000,000                                     November 3, 1998

          For value received, WINSTON SPE LLC, a Virginia limited liability company ("Borrower"), promises and agrees to pay to the order of CMF CAPITAL COMPANY, LLC, a Delaware limited liability company ("Lender"), in lawful money of the United States of America, the principal sum of Seventy-One Million and No/100 Dollars ($71,000,000) or so much thereof as may be outstanding under the Loan Agreement of even date herewith between Borrower and Lender (as the same may be hereafter amended, modified, restated, renewed or replaced, the "LOAN AGREEMENT"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

          If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on December 1, 2023, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at its principal place of business at 227 West Monroe, Suite 4000, Chicago, Illinois 60606, or at such place as the holder hereof may from time to time designate in writing. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

          Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; subject to Article 13 of the Loan Agreement, such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of any right, lien, interest or property at any and all times existing as security for any amount called for hereunder; provided, however, that the liability of the Joinder Party hereunder shall be as set forth in the Joinder attached to the Loan Agreement.

          This Note evidences all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgages). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, and restrictions on prepayment.

          Borrower's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York and of the United States of America.

          Documentary stamps in the amount of $43,575.00 have been paid and affixed to the original Mortgage (to be recorded in the Public Records of Orange County, Florida) of even date herewith which secures, with other collateral, this Note.





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          Executed under seal as of the date first written above.



                                   WINSTON SPE LLC,
                                   a Virginia limited liability
                                   company

                                   By: Winston Manager Corporation,
                                      a Virginia corporation,
Witness:                              its managing member


                                      By:
-----------------------                  --------------------------
Name:                                 Joseph V. Green
                                      Vice President





Pay   to  the  order  of                               ,  without
                          -----------------------------
recourse.

CMF CAPITAL COMPANY, LLC
a Delaware limited liability company


By:
   -----------------------------------
Name:
Title: